UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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PRIMEDIA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, May 23, 2007

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Wednesday, May 23, 2007, at The Peninsula, 700 Fifth Avenue, New York, New York 10019 at 10:00 a.m. to:

(1)   Elect nine directors;

(2)   Act upon the selection of auditors for the fiscal year ending December 31, 2007; and

(3)   Transact such other business as may properly come before the meeting.

Only holders of record of common stock of PRIMEDIA Inc., $.01 par value, at the close of business on April 9, 2007, will be entitled to vote at the meeting.

Jason S. Thaler
Senior Vice President, General Counsel and Secretary

April 25, 2007

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished by the Board of Directors (the “Board”) of PRIMEDIA Inc. (the “Company” or “PRIMEDIA” and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, May 23, 2007, at 10:00 a.m., at The Peninsula, 700 Fifth Avenue, New York, NY 10019 and at any and all adjournments thereof. Mailing of this proxy statement and form of proxy will commence on or about April 26, 2007.

Holders of record of common stock of the Company, $.01 par value (the “Common Stock”), at the close of business on April 9, 2007, will be entitled to one vote for each share held on all matters to come before the meeting. On April 9, 2007, there were outstanding 264,898,002 shares of Common Stock. Stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. Alternatively, stockholders may vote via the Internet or by telephone as indicated on the enclosed materials.

The proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

The cost of the preparation of proxy materials and the solicitation of proxies will be borne by the Company.

Voting at the Meeting

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders’ proxies are received by the Company’s independent proxy processing agent and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

CORPORATE GOVERNANCE

Governance Principles

The Board is committed to establishing and maintaining corporate governance practices which reflect the highest standards of ethics and integrity. Toward that end, the Company has established a Nominating and Corporate Governance Committee and adopted Corporate Governance Guidelines which set forth the practices of the Board, including guidelines for determining qualifications for directors, director independence and business conduct and ethics for the Board. The Corporate Governance Guidelines are consistent with the listing standards of the New York Stock Exchange (the “NYSE”) and the rules of the Securities and Exchange Commission (the “SEC”). The Nominating and Corporate Governance Committee charter is available, along with the Company’s Corporate

Governance Guidelines, in the Governance section of the Company’s website located at www.primedia.com. They are also available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. All modifications to the Corporate Governance Guidelines will be reflected on the Company’s website.

NYSE Certification.   The Company is required to comply with the NYSE listing standards applicable to corporate governance. On June 5, 2006, the Company timely submitted to the NYSE the Annual CEO Certification, pursuant to Section 303A.12 of the NYSE’s listing standards, whereby the Chief Executive Officer of the Company certified that he was not aware of any violation by the Company of the NYSE’s corporate governance listing standards as of the date of the certification.

Director Independence

Director Independence.   The Board is comprised of a majority of independent directors. In order for a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established guidelines to assist it in making this determination and those guidelines are set forth in Annex A of our Corporate Governance Guidelines. In each case, the Board considers all relevant facts and circumstances. The mere ownership of a significant amount of stock is not in and of itself a bar to independence, but one factor to consider. Applying these guidelines and the rules of the NYSE and other applicable laws, the Board has determined that the following directors, comprising a majority of the Company’s directors, are independent members of its Board: David A. Bell, Dan Ciporin, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Kevin Smith and Thomas C. Uger. The remaining directors, Dean B. Nelson,  the Company’s Chairman of the Board, President and Chief Executive Officer (“CEO”) and Beverly C. Chell, the Company’s former Vice Chairman and General Counsel, do not qualify as independent under established guidelines.

Board Committee Independence.   Under the applicable NYSE rules and the Sarbanes-Oxley Act of 2002, the Company must have an audit committee comprised solely of independent directors. In addition to the requirements for independent directors in the preceding paragraph, members of the audit committee must meet separate requirements that they receive no compensation from the Company, other than compensation for serving as a director and that they are not “affiliated persons” of the Company. The Company is in compliance with all the independence requirements relating to the Audit Committee. Please refer to “Committees of the Board” below for more information on the Board committees.

Code of Business Conduct and Ethics

The Company strongly believes that its business practices should reflect the highest standards of honesty, fair dealing and ethics. Toward that end, the Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) which applies to all directors, officers and employees of the Company. The Ethics Code is available in the Governance section of the Company’s website located at www.primedia.com. It is also available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Any modifications to the Ethics Code will be reflected on the Company’s website. The Company also has an Ethics Committee which investigates allegations of unethical or inappropriate behavior as well as a toll-free Audit Alertline which employees may use on a confidential basis to notify the Audit Committee if they become aware of any questionable accounting practices.

Stockholder Communications with the Board

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to such member or members c/o Corporate Secretary, PRIMEDIA Inc., 745 Fifth Avenue, New York, NY 10151.

BOARD OF DIRECTORS

Board of Directors

Our Board currently consists of nine members. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company’s businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board, President and CEO and other officers and management executives.

Regular meetings of the Board are held throughout the year. In 2006, the Board held six regular meetings, three special meetings and also acted by unanimous written consent. Each director standing for election attended at least 80% of the total number of meetings of the Board and Board committees of which he or she was a member in 2006.

It is the Company’s policy that directors are encouraged to attend the annual meeting of stockholders. Seven directors attended the annual meeting in 2006 either in person or by telephone.

Executive Sessions

Directors who are not officers or employees of the Company hold regular executive sessions at which management directors, including the CEO, are not present. Unless the Board determines otherwise, these sessions shall occur, at a minimum, two times a year. In addition, those directors who are not management or affiliated with the Company’s majority shareholder, investment partnerships controlled by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), hold an executive session at least once a year at which only these directors are present. The director with the most seniority in attendance at an executive session presides over such executive session. Since the last annual meeting of stockholders, three executive sessions were held without management directors and one without the management directors and directors affiliated with KKR.

Committees of the Board

The Board has established the following committees to assist it in discharging its responsibilities: Audit, Compensation, Nominating and Corporate Governance and Executive. Under the applicable NYSE rules, the Company is considered a “controlled company” because more than 50% of the stockholder voting power of the Company is held by KKR. As a result, the Company is not required to have a compensation, nominating or corporate governance committee; however, the Board has elected to establish these committees anyway. The Board has determined that all the members of each of the Board’s committees meet the criteria for independence as established by the NYSE and under the Sarbanes-Oxley Act of 2002, except that Beverly C. Chell, a member of the Compensation Committee, and Dean B. Nelson, a member of the Executive Committee, are not considered independent. Each of the committees is described in greater detail below. The Board has established written charters for the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Each of the charters can be found in the Governance section on the Company’s website located at www.primedia.com or can be obtained in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Any changes to the charters will be reflected on the Company’s website.

Audit Committee.   The purpose of the Audit Committee is to assist the Board in overseeing the accounting, reporting and financial practices of the Company. Its duties include selecting and overseeing the Company’s independent auditor, reviewing the scope of the audit to be conducted by the independent auditor, including the results of such audit, reviewing the Company’s internal audit function and its disclosure and internal controls procedures, approving audit and other services to be provided by the Company’s independent auditor and overseeing the Company’s financial reports, including our annual report, and the accounting policies and practices followed by the Company in preparing such reports.

The charter of the Audit Committee requires that the Audit Committee be comprised of at least three directors, all of whom must be independent under the NYSE rules and the Sarbanes-Oxley Act of 2002. In addition, each member of the Audit Committee must be financially literate within the meaning of the NYSE listing standards, and at least one member must have accounting or related financial expertise as determined by the Board. The members of the Audit Committee are Meyer Feldberg (Chairman), David A. Bell, Dan Ciporin, H. John Greeniaus and Kevin Smith. The Board has determined that each of the Audit Committee members is independent and financially literate and that Messrs. Bell, Ciporin, Greeniaus and Smith each qualify as an “audit committee financial expert,” as defined by the SEC, and as a result have accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee met nine times in 2006 and also acted by unanimous written consent. The Audit Committee’s Report appears on page 37.

Compensation Committee.   The purpose of the Compensation Committee is to review and administer the Company’s compensation programs, including remuneration arrangements for its senior executives, including the CEO. The current members of the Compensation Committee are Perry Golkin (Chairman), Beverly C. Chell, H. John Greeniaus and Thomas C. Uger. The Compensation Committee met five times in 2006 and also acted by unanimous written consent. Additional information about the Compensation Committee’s responsibilities is included in the Compensation Discussion and Analysis beginning on page 13. The Compensation Committee’s Report appears on page 21.

Nominating and Corporate Governance Committee.   The purpose of the Nominating and Corporate Governance Committee is to (i) develop and recommend to the Board a set of corporate governance principles and to perform a leadership role in shaping the Company’s corporate governance and (ii) identify qualified candidates to serve on the Board and recommend director nominees to be submitted to the stockholders for election at an annual meeting. The Committee’s duties include regularly reviewing and recommending changes to the Company’s corporate governance principles, including retirement and other tenure policies for directors, assessing channels through which the Board receives information, overseeing evaluation of the Board and management and annually evaluating the Committee’s performance and charter. The members of the Nominating and Corporate Governance Committee are David A. Bell (Chairman), Meyer Feldberg and H. John Greeniaus. The Board has determined that each of the Nominating and Corporate Governance Committee members is independent. The Nominating and Corporate Governance Committee met four times in 2006.

Executive Committee.   The Executive Committee has authority to act for the Board on all matters during intervals between Board meetings. The Executive Committee consists of David A. Bell, Dean B. Nelson, Perry Golkin and Thomas C. Uger. During 2006, the Executive Committee acted by unanimous written consent.

Self Evaluations

In accordance with its Corporate Governance Guidelines, the full Board, the Audit Committee and the Nominating and Corporate Governance Committee each completed a self evaluation since the last Annual Meeting of Stockholders.

Director Nominations

As part of its nominating responsibilities, the Nominating and Corporate Governance Committee of the Board will consider stockholder recommendations for candidates for the Board. Stockholders should send their recommendations to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Such nominations must conform to the procedures set forth in the Company’s By-Laws, a copy of which is available by writing to the Corporate Secretary at the above address. The Nominating and Corporate Governance Committee also considers candidates recommended by current directors, Company officers, employees and other third parties. Candidates should be individuals with high standards of ethics and integrity, good judgment and who are committed to representing the interests of the stockholders. They should have broad business, governmental, non-profit or professional experience that indicates the candidate will be able to make significant and immediate contributions to the Board’s discussions and decisions. They should be able to devote sufficient time and energy to the performance of the duties of a director. The Board’s review of a candidate is typically based on any written materials provided with respect to the potential candidate, personal references and interviews. In the future, the Nominating and Corporate Governance Committee will use these and other materials approved by the Board and the Nominating and Corporate Governance Committee to evaluate potential candidates. In 2006, the Company did not pay a fee to any third party to identify candidates.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company currently has nine directors, all of whom are standing for reelection at this year’s annual meeting. It is proposed that all nine directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked or indicated, a proxy will be voted for these individuals. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

David A. Bell Director Age: 63

Mr. Bell became a Director in May 2001. He is currently an Operating Advisor at Pegasus Capital Advisors, L.P., a private equity fund manager. From March 2006 until March 2007, he was Chairman Emeritus of the Interpublic Group of Companies, Inc. (“IPG”). From January 2005 until March 2006, Mr. Bell was Co-Chairman of IPG. From February 2003 until January 2005, he was the Chairman and Chief Executive Officer of IPG. He was the Vice Chairman of IPG from July 2001 to January 2003 and the Chairman of the Board and Chief Executive Officer of True North Communications Inc. from 1999 through 2001. Mr. Bell is also a director of The Warnaco Group, Inc. and DHB Industries Inc. Mr. Bell is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

Beverly C. Chell Director Age: 64

Ms. Chell became a Director in March 1992. Ms. Chell currently serves as a consultant to the Company. From 1991 through November 2005, Ms. Chell was Vice Chairman, General Counsel and Secretary of the Company. Ms. Chell also served as Vice Chairman and Chief Financial Officer of the Company from December 2005 through June 2006. Ms. Chell is a member of the Compensation Committee.

Dan Ciporin Director Age: 49

Mr. Ciporin became a director in July 2006. He is currently a partner in Canaan Partners, a venture capital fund specializing in early stage companies. From September 2005 until March 2007, Mr. Ciporin provided independent consulting services. From January 1999 until August 2005, Mr. Ciporin was Chairman and CEO of Shopping.com, Ltd. Mr. Ciporin is also a director of VistaPrint Limited. Mr. Ciporin is a member of the Audit Committee.

Meyer Feldberg Director Age: 65

Professor Feldberg became a Director in January 1997. He is currently serving as a Senior Advisor to Morgan Stanley, which he joined in March 2005. Professor Feldberg is the Sanford Bernstein Professor of Leadership and Ethics at the Columbia University Graduate School of Business (“CUGSB”). He is also Dean Emeritus of the CUGSB. From 1989 to 2004, Professor Feldberg was the Dean and a Professor at the CUGSB. He is also a director of UBS Funds, Federated Department Stores, Inc., Revlon, Inc. and SAPPI, Ltd. Professor Feldberg is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Perry Golkin Director Age: 53

Mr. Golkin became a Director in November 1991. He is a General Partner of KKR Associates and a member of the limited liability company which serves as the general partner of KKR. He is also a director of Bristol West Holdings, Inc., Willis Group Holdings Limited and Rockwood Holdings Inc. Mr. Golkin is Chairman of the Compensation Committee and a member of the Executive Committee.

H. John Greeniaus Director Age: 62

Mr. Greeniaus became a director in June 1998. He has been President of G-Force, Inc., a financial services company, since 1998. He was previously Chairman and Chief Executive Officer of Nabisco, Inc. He is also a director of the Interpublic Group of Companies, Inc. Mr. Greeniaus is a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee.

Dean B. Nelson Chairman of the Board, President and Chief Executive Officer Age: 48

Mr. Nelson became a Director and Chairman of the Board in April 2003 and became President and Chief Executive Officer of the Company in October 2005. He has been the Chief Executive Officer of Capstone Consulting LLC since March 2000.

Kevin Smith Director Age: 52

Mr. Smith became a director in July 2006. He currently serves as a consultant to private equity firms. From April 2004 until March 2005, he was the Executive Vice President and Chief Financial Officer of R.R. Donnelly & Sons Co. From January 2002 until March 2004, he was Chief Financial Officer of Heidrick & Struggles International Inc. Mr. Smith is a member of the Audit Committee.

Thomas C. Uger Director Age: 32

Mr. Uger became a Director in September 2005. He is currently a director of KKR. He joined KKR in 1998 and from June 2005 through December 2006 was a principal of KKR. Mr. Uger is a member of the Compensation Committee and Executive Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

Only directors who are not full-time employees of the Company receive additional compensation for services as a director. The Company uses a combination of cash and stock-based compensation to attract and retain highly-qualified, independent individuals to serve on our Board. Compensation for non-employee directors during 2006 consisted of the following:

TYPE OF COMPENSATION	AMOUNT
Annual Cash Retainer(1)	$55,000
Additional Annual Retainer for Committee Chair:
Audit Committee	$5,000
Nominating and Corporate Governance Committee	$5,000
Additional Annual Retainer for Committee Membership:
Audit Committee	$25,000
Nominating and Corporate Governance Committee	$10,000
Compensation Committee	$10,000	(2)
Stock Option Awards(3)	50,000

(1)            Includes all service on the Board and committees other than those specified above, including attendance at meetings. Annual fees (including any additional fees for committee service) are payable quarterly. For 2007, the annual retainer will remain at $55,000 and additional committee fees will remain unchanged.

(2)            Board members affiliated with KKR do not receive additional fees for serving on the Compensation Committee.

(3)            Issued upon being elected to the Board. Kevin Smith and Dan Ciporin joined the Board in July 2006 and each was issued 50,000 stock options. No other options were issued to non-employee directors in 2006.

Stock Option Awards.   Each non-employee director receives a grant of options upon being elected a director. Options received by directors vest over three years in equal installments and expire after five years. The Company does not grant annual stock option awards to its directors but has in the past periodically granted options to directors in addition to those granted upon being elected as a director.

Business Expenses.   Directors are reimbursed for the business expenses related to attendance at Board meetings, including room, meals and transportation to and from Board meetings.

Directors’ Deferred Compensation Plan.   Under the Directors’ Deferred Compensation Plan, a non-employee director may elect to defer all or part of the annual fees payable to the director. Deferred amounts are “credited” to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA’s average borrowing rate, is credited quarterly for bookkeeping purposes to a director’s cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent equal to the value of credited shares at the time of distribution, at the Company’s option, in whole or in part, from her or his account following retirement or termination of service. Only one director, Mr. Golkin, currently participates in the Plan under which he has elected to defer his fees in Common Stock equivalents.

Director and Officer Liability Insurance.   The Company obtains Director and Officer Liability Insurance to insure our directors and officers against certain losses they may be required to pay as a result of performing their duties on behalf of the Company as directors and officers. The Company pays one premium for this insurance for the whole Company and therefore does not allocate a specific dollar amount to any individual director or the directors as a whole.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2006

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006:

Name	Fees earned or paid in cash($)		Stock Awards($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation($)	Total($)
David A. Bell	$93,750	(2)	—	$42,148	—	—	—	$135,898
Beverly C. Chell	$32,500	(3)	—	$401,754	—	—	(3)	$434,254
Dan Ciporin	$30,850	(4)	—	$4,564	—	—	—	$35,414
Tim Dattels	$23,750	(5)	—	$(18,346)	—	—	—	$5,404
Meyer Feldberg	$95,000	(6)	—	$42,148	—	—	—	$137,148
Perry Golkin	$55,000	(7)	—	—	—	—	—	$55,000	(7)
H. John Greeniaus	$100,000	(8)	—	$42,148	—	—	—	$142,148
Henry Kravis	$20,900	(9)	—	—	—	—	—	$20,900
Kevin Smith	$30,850	(10)	—	$4,564	—	—	—	$35,414
Thomas C. Uger	$68,750	(11)	—	—	—	—	—	$68,750

(1)             Dollar amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes with respect to outstanding stock options under FAS 123(R). These values have been determined based on the assumptions set forth in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2006.

(2)             Mr. Bell’s fees consisted of the $55,000 annual fee, $25,000 for serving on the Audit Committee and $13,750 for serving on the Nominating and Corporate Governance Committee. Mr. Bell was appointed chairman of the Nominating and Corporate Governance Committee on March 22, 2006.

(3)             Ms. Chell ceased to be an employee of the Company as of June 30, 2006. Ms. Chell’s fees consisted of $27,500, a prorated portion of the annual fee and $5,000, a prorated portion of the annual fee for serving on the Compensation Committee. Of Ms. Chell’s fees, $16,250, representing fees for the fourth quarter 2006, was paid in January 2007. Ms. Chell was appointed to the Compensation Committee on July 12, 2006. See footnote 8 to the Summary Compensation Table for additional compensation unrelated to Ms. Chell’s service as a Board member.

(4)             Mr. Ciporin joined the Board on July 25, 2006. Mr. Ciporin’s fees consisted of $23,913, a prorated portion of the annual fee and $6,937, a prorated portion of the annual fee for serving on the Audit Committee. Mr. Ciporin was appointed to the Audit Committee on September 21, 2006. Of Mr. Ciporin’s fees, $20,000, representing fees for the fourth quarter 2006, was paid in January 2007.

(5)             Mr. Dattels resigned from the Board as of March 2, 2006. Mr. Dattels’ fees consisted of $13,750, a prorated portion of the annual fee, $7,500, a prorated portion of the annual fee for serving on the Audit Committee and $2,500, a prorated portion of the annual fee for serving on the Nominating and Corporate Governance Committee.

(6)             Mr. Feldberg’s fees consisted of the $55,000 annual fee, $28,750 for serving on the Audit Committee and $11,250 for serving on the Nominating and Corporate Governance Committee. Mr. Feldberg was appointed Chairman of the Audit Committee on March 22, 2006.

(7)             Mr. Golkin participates in the Directors’ Deferred Compensation Plan and as a result did not receive any cash compensation during 2006. In lieu of cash compensation, at the end of each calendar quarter during 2006, Mr. Golkin received credits for PRIMEDIA Common Stock in an amount determined by dividing the quarterly fee payable, $13,750, by the share price on the last trading date of the calendar quarter. During 2006, Mr. Golkin received credits in PRIMEDIA Common Stock in the following amounts:

Quarter Ending	Number of shares credited	Share price
3/31/06	6,642.5120	2.07
6/30/06	7,513.6612	1.83
9/29/06	9,046.0526	1.52
12/29/06	8,136.0947	1.69
	31,338.3205

As of April 1, 2007, Mr. Golkin has accumulated an aggregate of 157,112 shares of PRIMEDIA Common Stock through the Directors’ Deferred Compensation Plan.

          (8) Mr. Greeniaus’ fees consisted of the $55,000 annual fee, $25,000 for serving on the Audit Committee, $10,000 for serving on the Nominating and Corporate Governance Committee and $10,000 for serving on the Compensation Committee.

          (9) Mr. Kravis’ fees consisted of $20,900, a prorated portion of the annual fee. Mr. Kravis did not stand for reelection at the 2006 Annual Meeting and left the board effective May 17, 2006.

    (10) Mr. Smith joined the Board on July 25, 2006. Mr. Smith’s fees consisted of $23,913, a prorated portion of the annual fee and $6,937, a prorated portion of the annual fee for serving on the Audit Committee. Mr. Smith was appointed to the Audit Committee on September 21, 2006. Of Mr. Smith’s fees, $20,000, representing fees for the fourth quarter 2006, was paid in January 2007.

    (11) Mr. Uger’s fees consisted of $55,000 annual fee for 2006 and $13,750 which represented the quarterly fee for the fourth quarter 2005 that was paid in January 2006.

EXECUTIVE OFFICERS

The following are the executive officers of the Company other than Mr. Nelson:

Michaelanne C. Discepolo Executive Vice President, Human Resources Age: 54	Ms. Discepolo has been Executive Vice President, Human Resources of the Company since March 2001 and was Senior Vice President, Human Resources from December 1999 to March 2001.
Robert C. Metz Executive Vice President; CEO, CSI Age: 54	Mr. Metz has been Executive Vice President of the Company since May 2000 and has been Chief Executive Officer of Consumer Source Inc. (“CSI”) for over five years.
Bruce Abrahams Senior Vice President, Tax and Accounting Age: 42

Mr. Abrahams has been Senior Vice President, Tax and Accounting since January 2006. From November 2005 through January 2006, Mr. Abrahams was Senior Vice President, Internal Audit. From February 2003 through October 2005, Mr. Abrahams was Vice President, Internal Audit. Prior to that, Mr. Abrahams was Senior Director of Financial Reporting.

Steven R. Aster Senior Vice President; President, Consumer Marketing PRIMEDIA Enthusiast Media Group (“PEM”) Age: 50	Mr. Aster has been head of Consumer Marketing for PEM since June 2000 and a Senior Vice President of the Company since November 2005.
David Crawford Senior Vice President; President and COO of CSI Age: 44

Mr. Crawford has been President and COO of CSI since October 2005 and a Senior Vice President of the Company since November 2005. From January 2005 through October 2005, Mr. Crawford was Senior Vice President of CSI and President of DistribuTech and New Homes. From February 2004 through January 2005, Mr. Crawford was Senior Vice President of CSI and President of DistribuTech and from June 1998 through February 2004, he was Vice President of DistribuTech.

Eric M. Leeds Senior Vice President, Investor Relations Age: 37

Mr. Leeds has been Senior Vice President, Investor Relations of the Company since November 2004. From March 1996 until November 2004, Mr. Leeds served as director and executive director of G.A. Kraut Company Inc., an investor relations consulting firm.

Kevin J. Neary Senior Vice President, Chief Financial Officer Age: 43

Mr. Neary has been Senior Vice President and Chief Financial Officer since June 2006. From August 2004 until May 2006, he was Chief Financial Officer of PEM and from September 2003 through July 2004, he was Senior Vice President, Finance of PEM. From November 2000 until August 2003, he was Chief Operating Officer and Chief Financial Officer of Channel One.

Steven Parr Senior Vice President; President, PEM Age: 48

Mr. Parr has been President of PEM since July 2006 and a Senior Vice President of the Company since November 2005. From November 2005 through July 2006, Mr. Parr was President of the Company’s Performance Auto Group (PAG), International Auto Group (IAG), Consumer Auto Group (CAG) and Home Technology Group. From May 2005 to November 2005, Mr. Parr was President of PAG, IAG and CAG. From February 2005 through May 2005, Mr. Parr was President of PAG and CAG and from May 2004 through February 2005, Mr. Parr was President of PAG. From February 2002 until May 2004, Mr. Parr was President and CEO of Harry N. Abrams, Inc., a book publishing company. Prior to August 2001, Mr. Parr was President of EMAP USA.

Robert J. Sforzo Senior Vice President, Chief Accounting Officer and Controller Age: 60	Mr. Sforzo has been Chief Accounting Officer of the Company since May 2003, a Senior Vice President of the Company since December 1999 and Controller of the Company since October 1998.
Carl Salas Senior Vice President, Treasurer Age: 46

Mr. Salas has been Treasurer since May 2005 and a Senior Vice President since April 2006. He joined the Company as Vice President and Assistant Treasurer in June 2003. From October 2002 until June 2003, Mr. Salas was a principal at Castle Crow & Company, LLC, a merchant bank. Prior to 2002, Mr. Salas was a Managing Director at Banc of America Securities LLC.

Jason S. Thaler Senior Vice President, General Counsel and Secretary Age: 35

Mr. Thaler has been Senior Vice President, General Counsel and Secretary of the Company since February 2007. From December 2006 through February 2007, he was Senior Vice President, Deputy General Counsel, from January 2004 through December 2006 he was Associate General Counsel and from August 2001 through January 2004, he was Assistant General Counsel.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives and methodologies, including the determination of compensation for our named executive officers in 2006 (see page 22 for a list of our named executive officers and additional information concerning their compensation for 2006).

Overall Compensation Philosophy

PRIMEDIA’s executive compensation program is designed to attract, retain and motivate top executive talent while aligning the interests and compensation of such executives with the interests of our stockholders. To that end, compensation packages provided by our Company include both cash and stock-based compensation that recognize and reward individual contributions to the Company as measured against established financial and operational goals of the Company. Our executive compensation packages are intended to reward achievement of both short and long-term business goals and are made up of salary and annual bonuses, equity incentive compensation consisting of stock options or, in rare cases, restricted stock and other specifically-tailored cash incentive programs.

Role of Compensation Committee, Management and Third Parties in the Executive Compensation Process

Role of Compensation Committee

Under applicable NYSE rules, the Company is considered a “controlled company” because more than 50% of the stockholder voting power of the Company is held by KKR. As a result, the Company is not required to have a compensation committee. However, the Board has elected to establish a Compensation Committee to assist it in reviewing and administering the Company’s compensation program.

The Compensation Committee is responsible for establishing and overseeing the Company’s executive compensation program. In connection with its duties, the Compensation Committee periodically reviews the executive compensation program and evaluates the relationship between the program and the Company’s performance. The Compensation Committee considers, among other things, the following factors in making decisions regarding executive compensation:

•       The Company’s compensation philosophy;

•       The Company’s financial and operational performance relative to peers and industry standards;

•       Aligning of executive interests with stockholder interests;

•       Total compensation and the combination of compensation elements; and

•       Ability to attract, retain and motivate executives.

The Compensation Committee also develops the individual and corporate goals and objectives relevant to the compensation of the Company’s CEO. Furthermore, to ensure consistency throughout the compensation process, the Compensation Committee together with our CEO reviews the compensation components for the Company’s other named executive officers.

Role of Management

Management of the Company assists the Compensation Committee in making compensation determinations in various ways. Our CEO assesses the performance of the other named executive officers and recommends their compensation to the Compensation Committee. In addition, our CEO and Executive Vice President, Human Resources develop proposals regarding changes in compensation for review and approval by the Compensation Committee and assist the Compensation

Committee in making compensation decisions by providing data necessary to evaluate and implement compensation proposals and programs. Our Executive Vice President, Human Resources often attends Compensation Committee meetings to provide recommendations and insight regarding executive compensation.

In addition, the Compensation Committee has established a pool consisting of 150,000 options and has delegated to our CEO the authority and discretion to make grants from such pool not exceeding 15,000 options per grant. Our CEO is required to periodically report these grants to the Compensation Committee.

Role of Compensation Consultant and other Advisors

Neither the Company nor the Compensation Committee has any contractual relationship with any compensation consultant. Periodically, however, the Company, through its Human Resources department, has engaged Hewitt Associates to assist with specific requests regarding equity compensation packages. In particular, in 2006, the Company engaged Hewitt Associates to provide advice relating to the treatment of stock options in connection with the potential spin-off of CSI and to provide relevant market data in connection with the compensation relating to the promotion of one of our named executive officers. In addition, the Company from time to time seeks advice from legal counsel regarding current developments in laws and regulations relating to compensation matters.

2006 Executive Compensation Components

During 2006, the Company’s compensation program consisted of the following components:

•       Base Salary

•       Annual Incentive

•       Long-Term Incentive Program/Equity Awards

•       Other Executive Incentive Programs

•       Retirement Benefits

•       Personal Benefits and Perquisites

Base Salary

Base salaries for our named executive officers depend on the level of responsibility of the position, experience of the executive, performance of the executive and objectives of the Company. In addition, the Company evaluates salaries paid in the competitive marketplace for executive talent and compares base salaries for comparable positions at other companies.

The Company regularly monitors base salaries and adjustments are made based upon the performance of the Company and the executive. Both financial and non-financial performance measures are considered when determining if any adjustment is warranted. If a named executive officer has responsibility for a particular business unit, the financial results of that unit are also considered. In addition, certain of our named executive officers have employment agreements which set forth the executive’s base salary (see page 26 for a more detailed description of such agreements).

During 2006, the following base salary adjustments were made for named executive officers:

•       Kevin Neary:  Upon Mr. Neary’s promotion to Chief Financial Officer, his base salary increased as of May 17, 2006 from $330,000 to $400,000.

•       Steven Parr:  Upon Mr. Parr’s promotion to President, PEM, his base salary increased as of August 1, 2006 from $525,000 to $600,000.

•       Robert Metz:  CEO, CSI, base salary increased as of January 1, 2006 from $475,000 to $500,000. This increase was based on merit.

Annual Incentive Program

During 2006, each of the named executive officers participated in the Company’s Executive Incentive Compensation Plan (“EICP”). The EICP is an annual cash incentive program that provides cash awards that are contingent and based on pre-established financial targets. Awards are based on a percentage of the executive’s earned base salary during the calendar year in which they participate in the EICP.

In December of each year, as part of the Company’s annual budget process, the Compensation Committee determines the components of the financial objectives portion of the EICP and sets the threshhold, target and maximum levels for each component as well as the weighting of each component respective to the total award. The Compensation Committee considers specific circumstances relating to the Company’s current operations when determining the threshold, target and maximum levels.

For 2006, for named executive officers other than those employed by CSI, 80% of the named executive officer’s EICP award was based on achievement of financial objectives relating to consolidated net revenues, EBITDA and net free cash flow (each as defined below) of their respective business units, with each component accounting for 20%, 40% and 20%, respectively, of the total financial objectives. The remaining 20% is a discretionary portion.

For named executive officers at CSI (Messers. Metz and Crawford), 90% of the EICP award was based on achievement of financial objectives relating to consolidated net revenues, EBITDA and net free cash flow of CSI, with each component accounting for 25%, 40% and 25%, respectively, of the total financial objectives. The remaining 10% is a discretionary portion. The financial objectives for Messers. Metz and Crawford are based solely on CSI financial results.

The Company defines the financial objectives under the EICP as follows:

•       Net Revenue:  the total product and services revenues as set forth in the Company’s annual audited financial statements, excluding barter revenues, intercompany revenues and cross-promotion revenues.

•       EBITDA:  segment EBITDA, which represents a Company business segment’s earnings before interest, taxes, depreciation, amortization and other charges.

•       Net Free Cash Flow:  total segment EBITDA, plus/minus changes in working capital, non-cash EBITDA items and acquisition reserve payments.

Bonus payments range from 50% to 150% of an executive’s target bonus and are contingent upon meeting the pre-established objectives as follows:

•       No payment for a particular financial objective of the EICP award unless the Company achieves the threshold performance level for that objective;

•       Payment of at least 50% but less than 100% of the target bonus for the financial objective of the EICP award determined on a pro rata basis if the Company achieves or exceeds the threshold performance level for that objective but does not meet the target performance level;

•       Payment of at least 100% but less than 150% of the target bonus for the financial objective of the EICP award determined on a pro rata basis if the Company achieves or exceeds the target performance level for that objective but does not meet the maximum performance level; and

•       Payment of 150% of the target bonus for the financial objective of the EICP award if the Company achieves or exceeds the maximum performance level for that objective.

Following the completion of the audit of the Company’s financial statements for the prior fiscal year, the Compensation Committee, with the assistance of the Human Resources department, reviews the actual performance of the Company in relation to each of the pre-determined financial objectives to determine financial achievement. Discretionary awards for named executive officers in most cases are determined by applying the weighted average financial award percentage to the discretionary award target amounts.  Payment of EICP bonuses is generally made in April of the fiscal year following the plan year.

The total target awards under the EICP for each of the named executive officers for 2006 and 2007 are:

Name	2006 EICP Target (percentage)	2006 EICP Target (dollars)	2007 EICP Target (percentage)	2007 EICP Target (dollars)
Dean B. Nelson	60%	$600,000	60%	$600,000
Beverly C. Chell	55	412,500	—	—
Kevin J. Neary	55	205,637	55	220,000
Steven Parr	60	333,865	60	360,000
Robert C. Metz	65	325,000	65	325,000
David Crawford	60	255,000	60	255,000

Each of our named executive officers received the following EICP payments in May 2006 related to the fiscal year ended December 31, 2005:

Name	2005 EICP Bonus Award
Dean B. Nelson	$412,480
Beverly C. Chell	$355,329
Kevin J. Neary	$118,866
Steven Parr	$205,674
Robert C. Metz	$315,006
David Crawford	$195,322

EICP awards made to the named executive officers for the fiscal year ended December 31, 2006, which were paid in April 2007, are reflected in columns (d) and (g) of the Summary Compensation Table.

Long-Term Equity-Based Incentive Programs

Our named executive officers are eligible to receive either stock options or restricted stock under the PRIMEDIA 1992 Stock Purchase and Option Plan, as amended. The value and size of any equity awards granted are based on the market price of our common stock, Company’s performance and executive’s performance.

Stock Options

Stock options provide an effective means to align the interests of executives with our stockholders and the vesting schedule of option grants encourages executive retention. The Compensation Committee considers a number of factors when considering a grant of stock options, including the executive’s base salary, performance and value of the options as well as recommendations from management. In addition, the Compensation Committee (or CEO, as described earlier) also grants stock options to newly hired or promoted executives other than the named executive officers. The Compensation Committee approves all grants of stock options or restricted stock, except for the pool established for our CEO.

All awards of stock options are made at the market price of our Common Stock on the business day preceding the date of grant. Currently, option grants vest one-third each on the first, second and third anniversaries of the grant and expire after five years.

The last broad-based grant of stock options occurred in December 2003. The Company was evaluating the possibility of making another grant prior to the end of the 2005 fiscal year, but in October 2005, the Company began exploring the possible spin-off of CSI and delayed any new grants pending the outcome of any decision relating to the spin. As a result, during 2006, the Company did not grant any stock options to any named executive officers. In February 2007, the Company announced that it was exploring the sale of PEM and thus there are no current plans to grant any options to any named executive officers in 2007 until a final decision is made with regard to such sale.

Restricted Stock

The Compensation Committee, in certain circumstances, will award restricted stock to executives as a special incentive award; however, it is not a regular practice of the Company to grant restricted stock awards. The Compensation Committee considers a number of factors when considering a grant of restricted stock, including the executive’s performance and recommendations from Company management. Restricted stock awards vest in tranches on designated anniversary dates of the grant date and tranches vest only if the recipient remains employed by the Company on the vesting dates.

Two of our named executive officers were granted restricted stock in December 2003, part of which vested in 2006 as set forth in the following table:

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES IN GRANT	NUMBER OF SHARES THAT VESTED IN 2006	NUMBER OF SHARES UNVESTED (TO VEST ON NOVEMBER 30, 2007)
Robert Metz	450,000	112,500	112,500
David Crawford	325,000	81,250	81,250

During 2006, the Company did not grant any restricted stock to any named executive officers.

Other Executive Incentive Programs

From time to time, the Company will create special cash-based incentive programs for senior executive officers specifically tailored to the business units such executives operate and the financial and operational performance of such units. The purpose of these programs is to provide incentives for long-term earnings growth and organic operational growth in such businesses.

The Company currently has two special incentive programs in place, both of which relate to CSI.

CSI 2005-2007 Long-Term Plan (the “Long-Term Plan”)

The Long-Term Plan is a cash incentive program that provides for annual awards to certain executives of CSI. The Compensation Committee administers the Long-Term Plan and determines each year which executives will participate in the Long-Term Plan for that year.

Awards under the Long-Term Plan are contingent on achieving pre-established financial targets based on the EBITDA, as defined, of CSI. Calculation of CSI EBITDA under the Long-Term Plan utilizes the same method as the calculation of EBITDA under the EICP. For awards to be made in any plan year, EBITDA for that year must equal at least 90% of the target for that year. If that minimum threshold is reached, 50% of the award is paid. If EBITDA equals or exceeds the target for that year by 110%, then 150% of the award is paid. If EBITDA is above 90% but below 110%, then award payments are scaled ratably.

The following named executive officers received Long-Term Plan payments in April 2006 for performance related to the fiscal year ended December 31, 2005:

Name	2005 Long-Term Plan Bonus Award
Robert Metz	$204,164
David Crawford	$167,746

Long-Term Plan Awards made to the named executive officers for performance for the fiscal year ended December 31, 2006, which were paid in April 2007, are reflected in column (g) of the Summary Compensation Table.

CSI Auto and New Home Guide Launch Incentive Plan (the “Launch Plan”)

The Launch Plan is another cash incentive program that provides for annual awards for certain executives of CSI. The Compensation Committee administers the Launch Plan and determines each year which executives will participate in the Launch Plan for that year.

Under the Launch Plan, a pool of funds is set aside to be paid out in connection with the launch of each new Auto Guide and New Home Guide launched during the plan year. There are two types of awards under the Launch Plan:

•  Launch Awards—$10,000 for each New Home Guide launched and $40,000 for each new Auto Guide launched; and

•  Profitability Awards—for each of the three years following the launch of a publication, participants are eligible for payments of $10,000 for each New Home Guide and $40,000 for each new Auto Guide launched, based on achievement of certain contribution and profitability goals.

Under the Launch Plan, Launch Awards are limited to $1,140,000 in the aggregate and Profitability Awards are limited to $1,800,000 in the aggregate.

The following named executive officers received Launch Plan payments in April 2006 for performance related to the fiscal year ended December 31, 2005:

Name	2005 Launch Plan Bonus Award
Robert Metz	$96,000
David Crawford	$69,000

Launch Plan Awards made to the named executive officers for performance for the fiscal year ended December 31, 2006, which were paid in April 2007, are reflected in column (g) of the Summary Compensation Table.

Retirement Benefits

All employees of the Company are eligible to participate in the PRIMEDIA Thrift & Retirement Plan (the “Retirement Plan”) following completion of one year of service at the Company. The Retirement Plan is a defined contribution, tax-qualified retirement savings plan pursuant to which all eligible highly compensated employees (as defined in the Retirement Plan), including the named executive officers, are able to contribute, on a before-tax or after-tax basis, the lesser of up to 7% of their annual base salary or the limit prescribed by the Internal Revenue Service (“IRS”). All other eligible employees are able to contribute the lesser of 20% of their annual base salary or the limit prescribed by the IRS. The Company matches 50% of the first 6% of pay that is contributed to the Retirement Plan by employees at certain of our operating units and 25% at our other operating units. In addition, for employees at certain operating units, the Company will contribute to the Retirement Plan 1.5% of an employee’s base pay even if the employee does not contribute to the Retirement Plan. All employee contributions to the Retirement Plan are 100% vested upon contribution and Company contributions (including the 1.5% Company contributions) vest in 20% increments equally over a period of five years commencing on the employee’s hire date.

In 1995, the Company created a Restoration Plan (the “Restoration Plan”) for certain employees. The Restoration Plan was a deferred, unfunded program that restored to certain employees of the Company amounts that the Company was not permitted to contribute to the Retirement Plan on behalf of the employee as a result of IRS limitations on Company contributions to the Retirement Plan. The Company ceased contributing to the Restoration Plan as of January 1, 2001, although the participants, including certain named executive officers, continued to receive interest on their balances in the Restoration Plan.  In 2006, the Restoration Plan was terminated and balances were distributed to employees in February 2007. The table below sets forth the distributions made to named executive officers in February 2007 as a result of the termination of the Restoration Plan:

NAMED EXECUTIVE OFFICER	AMOUNT DISTRIBUTED FROM RESTORATION PLAN
Beverly C. Chell	$277,930
Robert C. Metz	$7,591
Kevin J. Neary	$4,869
David Crawford	$3,386

Other than the Retirement Plan and the Chell Annuity (described on page 25), the Company does not operate any pension or retirement plan that receive contributions or provide any additional retirement benefits specifically to our named executive officers. The Company has two additional dormant retirement plans under which employees are no longer eligible to contribute and intends to merge these plans into the Retirement Plan.

Personal Benefits and Perquisites

Although the Company does not have an extensive personal benefits and perquisite program, the Company does provide named executive officers with perquisites and other personal benefits that the Company believes provide economic value to the executive and assist the Company in attracting, retaining and motivating key executives. Personal benefits and perquisites are designed to be reasonable, competitive and consistent with the Company’s overall compensation philosophy. The Compensation Committee, with input and recommendations from our Human Resources department, periodically reviews the level of perquisites and personal benefits provided to named executive officers.

Personal benefits and perquisites constitute only a small percentage of each named executive officer’s compensation and include, or have included in the past, monthly automobile allowances or direct payment of automobile leases, use of car services, payment of club memberships, reimbursement of travel expenses, use of corporate apartments and tax gross-up payments. Other than these personal benefits and perquisites, our named executive officers have the same benefits as provided to other employees.

We report the costs of personal benefits and perquisites for the named executive officers for 2006 in the Summary Compensation Table.

Tax and Accounting Implications

Deductibility of Executive Compensation

In overseeing the Company’s executive compensation program, the Compensation Committee reviews and considers the effect of Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. The Compensation Committee seeks to preserve the tax deductibility of compensation, however, it has authorized, and will continue to retain the right to authorize, compensation that may not meet deductibility requirements if it determines that such compensation is in the best interests of the stockholders. The Compensation Committee believes it must retain flexibility to exercise its judgment in assessing executive performance and that compensation for executive officers should be governed by the Company’s overall executive compensation philosophy and the interests of our stockholders, notwithstanding the effect of such compensation on deductibility in any given year.

Accounting for Stock-Based Compensation

Effective January 1, 2006, the Company began accounting for stock-based compensation in accordance with the Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment.”

Stock Ownership Guidelines

The Company does not currently have a formal stock ownership requirement for executives but each of our named executive officers owns shares of our Common Stock or options to purchase our Common Stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Compensation Committee of the Board of Directors

Perry Golkin, Chairman

Beverly C. Chell

H. John Greeniaus

Thomas C. Uger

The foregoing Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

SUMMARY COMPENSATION TABLE FOR 2006

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)		Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Dean B. Nelson
Chairman of the Board, President and Chief Executive Officer	2006	$1,000,000	$112,885		—	—	$451,538		—	$17,100	(5)	$1,581,523
Kevin J. Neary
Senior Vice President; Chief Financial Officer	2006	$373,885	$39,952		—	$21,127	$159,806		—	$20,135	(6)	$614,905
Beverly C. Chell
Former Vice Chairman and Chief Financial Officer	2006	$375,000	$206,250	(7)	—	$401,754	—		—	$208,815	(8)	$1,191,819
Robert C. Metz
Executive Vice President; CEO, CSI	2006	$500,000	$27,354		$322,988	—	$491,478	(9)	—	$4,767	(10)	$1,346,587
Steven Parr
Senior Vice President; President, PEM	2006	$556,442	$62,544		—	$98,442	$250,177		—	$54,675	(11)	$1,022,280
David Crawford
Senior Vice President; President and COO, CSI	2006	$425,000	$22,143		$233,269	—	$397,224	(12)	—	$8,264	(13)	$1,085,900

             (1)  This column reflects amounts earned for 2006 under the discretionary portion of the EICP. See the related discussion in the “Compensation Discussion and Analysis” section on page 15.

             (2)  Dollar amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes with respect to restricted stock under FAS123(R). These values have been determined based on the assumptions set forth in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2006.

             (3)  Dollar amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes with respect to outstanding stock options under FAS123(R). These values have been determined based on the assumptions set forth in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2006.

             (4)  This column reflects amounts earned for 2006 under the financial portion of the EICP, the Long-Term Plan and Launch Plan. See the related discussion in the “Compensation Discussion and Analysis” section on page 15.

             (5)  Reflects $6,600 in matching funds contributed by the Company to the Retirement Plan, $3,300 in unmatched contributions by the Company to the Retirement Plan, and a $7,200 annual car allowance.

             (6)  Reflects $6,600 in matching funds contributed by the Company to the Retirement Plan, $3,300 in unmatched contributions by the Company to the Retirement Plan, a $10,000 annual car allowance and $235 in interest on amounts previously accrued in the Restoration Plan.

             (7)  Upon her retirement on June 30, 2006, Ms. Chell was paid 50% of her target bonus under the EICP.

             (8)  Reflects $6,600 in matching funds contributed by the Company to the Retirement Plan, $3,300 in unmatched contributions by the Company to the Retirement Plan, $6,043 for automobile lease payments, $32,500 in fees for serving as a director of the Company, $84,063 paid pursuant to Ms. Chell’s consulting agreement with the Company, $13,436 in interest on amounts previously accrued in the Restoration Plan and $62,873 in payments under the Chell Annuity.

             (9)  Reflects payments of $267,268 under the EICP (financial portion), $205,210 under the Long-Term Plan and $19,000 under the Launch Plan.

        (10)  Reflects $4,400 in matching funds contributed by the Company to the Retirement Plan and $367 in interest on amounts previously accrued in the Restoration Plan.

        (11)  Reflects $6,600 in matching funds contributed by the Company to the Retirement Plan, $3,300 in unmatched contributions by the Company to the Retirement Plan and $44,775 related to the use of a corporate apartment.

        (12)  Reflects payments of $209,702 under the EICP (financial portion), $169,522 under the Long-Term Plan and $18,000 under the Launch Plan.

        (13)  Reflects $6,600 in matching funds contributed by the Company to the Retirement Plan, $164 in interest on amounts previously accrued in the Restoration Plan and $1,500 paid as a referral fee related to the employment of an individual at CSI.

GRANTS OF PLAN-BASED AWARDS FOR 2006

The following table summarizes the grants of plan-based awards to each of the named executive officers for the fiscal year ended December 31, 2006:

Grants of Plan-Based Awards for 2006
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
		Estimated Future			Estimated Future			Number	Number of	or Base	Value
		Payouts Under			Payouts Under			of Shares	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Options
Name of Executive	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
Dean B. Nelson(1)		$300,000	$600,000	$900,000
Kevin J. Neary(1)		$102,819	$205,637	$308,456
Beverly C. Chell		$206,250	$412,500	$618,750
Robert C. Metz(1)		$162,500	$325,000	$487,500
Robert C. Metz(2)		$115,000	$230,000	$345,000
Steven Parr(1)		$166,933	$333,865	$500,798
David Crawford(1)		$127,500	$255,000	$382,500
David Crawford(2)		$95,000	$190,000	$285,000

(1)                Amounts represent the potential threshhold, target and maximum EICP awards that could have been achieved for the 2006 performance year. Actual payments made are set forth in columns (d) and (g) of the Summary Compensation Table.

(2)                Amounts represent the potential threshhold, target and maximum Long-Term Plan awards that could have been achieved for the 2006 performance year.  Actual payments made to Messers. Metz and Crawford under the Long-Term Plan for fiscal year 2006 are set forth in column (g) of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2006

The following table summarizes the equity awards granted to our named executive officers that were outstanding as of December 31, 2006:

	Option Awards(1)						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean B. Nelson	7/26/2002	1,800,000	(2)	—	—	$1.80	7/26/2012
Kevin J. Neary	5/1/1994	8,000		—	—	$8.00	5/1/2007
	9/30/1994	4,000		—	—	$8.00	9/30/2007
	1/1/1998	6,000		—	—	$12.625	1/1/2008
	7/28/1999	20,000		—	—	$15.5625	7/28/2009
	5/23/2000	1,500		—	—	$19.00	5/23/2010
	10/5/2001	5,000		—	—	$1.85	10/5/2011
	12/2/2003	35,000		—	—	$2.90	12/2/2008
Beverly C. Chell	05/13/1992	1,542,484		—	—	$5.00	11/30/2008
	04/16/2002	—		330,000	—	$5.00	4/16/2012
	04/16/2002	—		440,000	—	$6.00	4/16/2012
	04/16/2002	330,000		—	—	$4.00	4/16/2012
Robert C. Metz	5/17/1994	18,000		—	—	$8.00	5/17/2007
	1/1/1998	20,000		—	—	$12.625	1/1/2008
	7/28/1999	20,000		—	—	$15.5625	7/28/2009
	10/5/2001	95,000		—	—	$1.85	10/5/2011
								12/2/2003	112,500	(4)	$190,125
Steven Parr	04/30/2004	33,333		16,667	—	$2.92	4/30/2009
	06/24/2005	33,333		66,667	—	$4.16	6/24/2010
David Crawford	5/17/1994	4,500		—	—	$8.00	5/17/2007
	1/1/1998	10,000		—	—	$12.625	1/1/2008
	7/28/1999	10,000		—	—	$15.5625	7/28/2009
	10/5/2001	25,000		—	—	$1.85	10/5/2011
								12/2/2003	81,250	(4)	137,313

(1)                Stock options become exercisable in accordance with the vesting schedule below.

(2)                Represents 1,800,000 options to purchase common stock issued to Capstone, a consulting firm to the Company. Mr. Nelson, the Company’s Chairman, President and CEO, is CEO of Capstone and possesses sole voting and investment power with respect to such options.

(3)                The market value of restricted stock as of December 31, 2006 was determined using the closing price of our Common Stock of $1.69 on December 29, 2006 (last trading day of the year).

(4)                Shares are scheduled to vest on November 30, 2007.

Option Awards Vesting Schedule			Stock Awards Vesting Schedule
Grant Date		Vesting Schedule	Grant Date	Vesting Schedule
5/13/1992	(a)	20% vests each year for five years from date of grant	12/02/2003	50% vests on 11/30/05; 25% vests on 11/30/06; 25%
5/1/1994		20% vests each year for five years from date of grant		vests on 11/30/07
5/17/1994		20% vests each year for five years from date of grant
9/30/1994		20% vests each year for five years from date of grant
1/1/1998		20% vests each year for five years from date of grant
7/28/1999		20% vests each year for five years from date of grant
5/23/2000		20% vests each year for five years from date of grant
10/5/2001		25% vests each year for five years from date of grant
4/16/2002	(b)	1/48 th vests each month for 48 months from date of grant
4/16/2002	(b)	100% vests on the 8th anniversary of the grant date
12/2/2003		33.33% vests each year for 3 years from date of grant
4/30/2004		33.33% vests each year for 3 years from date of grant

(a)                Pursuant to an option extension agreement entered into with Ms. Chell in August 2005, Ms. Chell’s 1,542,484 outstanding $5.00 options granted on May 13, 1992 will expire on November 30, 2008.

(b)                Pursuant to an option agreement entered into with Ms. Chell in April 2002, Ms. Chell’s 330,000 outstanding $4.00 “time vest” options will expire on April 16, 2012 and her 770,000 outstanding $5.00 and $6.00 “performance vest” options will vest 100% on April 16, 2010 (the 8th anniversary of the grant date) and expire on April 16, 2012.

OPTION EXERCISES AND STOCK VESTED FOR 2006

The following table shows (1) the stock options exercised by named executive officers during 2006 and (2) each named executive officer’s restricted stock awards that vested during 2006:

Option Exercises and Stock Vested for 2006
	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Dean B. Nelson	—	—	—	$—
Kevin J. Neary	—	—	—	$—
Beverly C. Chell	—	—	—	$—
Robert C. Metz(2)	—	—	112,500	$175,500
Steven Parr	—	—	—	$—
David Crawford(3)	—	—	81,250	$126,750

(1)            Represents the number of shares acquired upon vesting of restricted stock and the value realized, each before payment of any applicable withholding taxes.

(2)            Mr. Metz’s ownership interest vested in 112,500 shares with a market price of $1.56 per share on November 30, 2006.

(3)            Mr. Crawford’s ownership interest vested in 81,250 shares with a market price of $1.56 per share on November 30, 2006.

PENSION BENEFITS FOR 2006

The Company does not have in place any plans that provide for specified retirement payments and benefits or payments and benefits to be paid in connection with the retirement of a named executive officer. As further described in the Compensation Discussion and Analysis, all employees of the Company, including named executive officers, are eligible to participate in the Retirement Plan, which is a tax-qualified, defined contribution retirement savings plan. Amounts contributed by the Company to the Retirement Plan in 2006 on behalf of named executives officers are set forth in the Summary Compensation Table above.

In 1995, the Company created the Restoration Plan. The Restoration Plan was a deferred, unfunded program that restored to certain employees of the Company amounts that the Company was not permitted to contribute to the Retirement Plan on behalf of the employee as a result of IRS limitations on Company contributions to the Retirement Plan. The Company ceased contributing to the Restoration Plan as of January 1, 2001, although certain named executive officers continued to receive interest on their balances in the Restoration Plan.  Interest credited to the accounts of the named executive officers during 2006 is set forth in the Summary Compensation Table. In 2006, the Company terminated the Restoration Plan and distributed the balances to employees in February 2007. The table below sets forth the distributions made to named executive officers in February 2007 as a result of the termination of the Restoration Plan:

NAMED EXECUTIVE OFFICER	AMOUNT DISTRIBUTED FROM RESTORATION PLAN
Beverly C. Chell	$277,930
David Crawford	$3,386
Robert C. Metz	$7,591
Kevin J. Neary	$4,869

Pursuant to an employment agreement entered into with Beverly Chell in April 2001, the Company was obligated to provide retirement benefits to Ms. Chell upon her retirement at age 65 in the amount of $200,000 annually (which would be reduced for each year that payments commenced before age 65). In 2006, following Ms. Chell’s retirement, the Company purchased an annuity (the “Chell Annuity”) for the benefit of Ms. Chell. The Company paid the premium for the Chell Annuity in a lump-sum on a discounted basis in the amount of $2,299,498. Under the terms of the Chell Annuity, Ms. Chell receives an annual payment of $188,620 in monthly installments of $15,718.34 each. Benefits are payable during Ms. Chell’s life only. Ms. Chell began receiving payments in September 2006 and during 2006 she received a total of $62,873.36 under the Chell Annuity.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

The Company does not have in place any non-qualified deferred compensation plans other than the Directors’ Deferred Compensation Plan described on page 8.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any agreements with any named executive officers that would result in payments to them upon any change in control of the Company. In addition, the Company has not entered into any agreement with Dean Nelson, its Chairman, President and CEO that would entitle Mr. Nelson to any payments upon termination of his employment. However, under the employment and severance agreements discussed below, other named executive officers would be entitled to payments upon termination of employment for certain reasons.

Employment Agreements

Steven Parr

In September 2006, the Company entered into an employment agreement with Steven Parr, the Company’s President of PEM. that expires on May 31, 2008. Pursuant to the agreement, Mr. Parr will be paid an annual salary of $600,000 and will participate in the Company’s EICP at a target of 60% of earned base salary. In the event Mr. Parr’s employment is terminated without cause, Mr. Parr would be entitled to a lump-sum payment in an amount equal to the greater of

(a)	(i)	the remaining amount of base salary due under the agreement from the date of termination until May 31, 2008; plus

(ii)            an amount equal to the EICP target bonus for 2006 and 2007; plus

(iii)         an amount equal to 5/12 of his EICP target bonus for 2008; or

(b)           an amount equal to 12 months base salary plus target EICP bonus for the calendar year in which the termination occurs.

In the event Mr. Parr’s employment is terminated after the expiration of the term of the agreement, Mr. Parr would be entitled to an amount equal to 12 months’ base salary plus target EICP bonus for the calendar year in which the termination occurs.

The following table describes the potential payments to Mr. Parr upon termination of employment, assuming the date of termination was December 31, 2006:

STEVEN PARR(1)

Executive Benefits and Payments upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination(2)		For Cause Termination	Death or Disability
Base Salary	$0	$0	$0	$850,000		$0	$0
Annual Incentive Bonus (EICP)	$0	$0	$0	$870,000	(3)	$0	$0

(1)            For purposes of this disclosure, we assumed Mr. Parr’s compensation is $600,000 base salary and EICP target bonus percentage of 60% of base salary.

(2)            Payments are contingent upon Mr. Parr executing a separation and release agreement in the form being used by the Company at the time of termination.

(3)            Includes 2006 EICP at target of $360,000. Actual 2006 EICP Bonus paid was $312,721.

Kevin J. Neary

In May 2006, the Company entered into an employment agreement with Kevin Neary, the Company’s Chief Financial Officer, that expires on May 31, 2008. Pursuant to the agreement, Mr. Neary will be paid an annual salary of $400,000 and will participate in the Company’s EICP at a target of 55% of earned base salary. In addition, Mr. Neary is entitled to one-time stay bonuses of $100,000 and $150,000 each if he is employed by the Company on March 31, 2007 and May 31, 2008, respectively. In the event Mr. Neary’s employment is terminated without cause, Mr. Neary would be entitled to a lump-sum payment in an amount equal to the greater of

(a)	(i)	the remaining amount of base salary due under the agreement from the date of termination until May 31, 2008; plus

(ii)            an amount equal to the EICP target bonus for 2006 and 2007; plus

(iii)         an amount equal to 5/12 of his EICP target bonus for 2008 plus all unpaid stay bonuses; or

(b)           an amount equal to 18 months base salary plus target EICP bonus for the portion of the calendar year worked through the date of termination plus any unpaid stay bonuses.

In the event that Mr. Neary’s employment is terminated after the expiration of the term of the agreement, Mr. Neary would be entitled to an amount equal to 18 months base salary plus target EICP bonus for the portion of the calendar year worked through the date of termination.

The following table describes the potential payments to Mr. Neary upon termination of employment, assuming the date of termination was December 31, 2006:

KEVIN J. NEARY(1)

Executive Benefits and Payments upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination(2)		For Cause Termination	Death or Disability
Base Salary	$0	$0	$0	$566,666		$0	$0
Annual Incentive Bonus (EICP)	$0	$0	$0	$531,666	(3)	$0	$0
Stay Bonuses	$0	$0	$0	$250,000		$0	$0

(1)            For purposes of this disclosure, we assumed Mr. Neary’s compensation is $400,000 base salary and EICP target bonus percentage of 55% of base salary.

(2)            Payments are contingent upon Mr. Neary executing a separation and release agreement in the form being used by the Company at the time of termination.

(3)            Includes 2006 EICP target of $220,000. Actual 2006 EICP Bonus paid was $199,758.

Severance Agreements

Robert C. Metz

In March 2005, the Company entered into an agreement with Robert Metz, CEO of CSI. The agreement provides for the payment to Mr. Metz of the following if the Company terminates Mr. Metz’s employment without cause: (i) 18 months’ base salary at the rate being paid on the date of termination; (ii) a bonus equal to 1.5 times his target EICP bonus; and (iii) a prorated portion of the Long-Term Plan bonus (see description in “Compensation Discussion & Analysis”) based on the number of days he was employed during the year in which the termination occurs. Mr. Metz is also entitled to any EICP bonus for completed calendar years that are unpaid on the date of termination. In addition, on the 18-month anniversary of any termination date, all of his unvested stock options and restricted stock granted prior to December 31, 2004 shall vest.

As consideration for these severance benefits, Mr. Metz agrees not to compete with the Company or solicit any of the Company’s employees for a period of 18 months following the date of termination and if he breaches these covenants, he is obligated to return to the Company severance payments and pro-rated portions of any restricted stock that vested under the terms of this agreement.

The following table describes the potential payments to Mr. Metz upon termination of employment, assuming the date of termination was December 31, 2006:

ROBERT METZ(1)

Executive Benefits and Payments upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination(2)		For Cause Termination	Death or Disability
Base Salary	$0	$0	$0	$750,000		$0	$0
Annual Incentive Bonus (EICP)	$0	$0	$0	$812,500	(3)	$0	$0
Long-Term Plan Bonus	$0	$0	$0	$230,000	(3)	$0	$0

(1)            For purposes of this disclosure, we assumed Mr. Metz’s compensation is $500,000 base salary and EICP target bonus percentage of 65% of base salary.

(2)            Payments are contingent upon Mr. Metz executing a separation and release agreement in the form being used by the Company at the time of termination.

(3)            Based on target bonus amounts for 2006.

David Crawford

In March 2005, the Company entered into an agreement with David Crawford, COO of CSI. The agreement provides for the payment to Mr. Crawford of the following if the Company terminates Mr. Crawford’s employment without cause: (i) 18 months’ base salary at the rate being paid on the date of termination; (ii) a bonus equal to 1.5 times his target EICP bonus; and (iii) a prorated portion of the Long-Term Plan bonus based on the number of days he was employed during the year in which the termination occurs. Mr. Crawford is also entitled to any EICP bonus for completed calendar years that are unpaid on the date of termination. In addition, on the 18-month anniversary of any termination date, all of his unvested stock options and restricted stock granted prior to December 31, 2004 shall vest.

As consideration for these severance benefits, Mr. Crawford agrees not to compete with the Company or solicit any of the Company’s employees for a period of 18 months following the date of termination and if he breaches these covenants, he is obligated to return to the Company severance payments and pro-rated portions of any restricted stock that vested under the terms of this agreement.

The following table describes the potential payments to Mr. Crawford upon termination of employment, assuming the date of termination was December 31, 2006:

DAVID CRAWFORD(1)

Executive Benefits and Payments upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination(2)		For Cause Termination	Death or Disability
Base Salary	$0	$0	$0	$637,500		$0	$0
Annual Incentive Bonus (EICP)	$0	$0	$0	$637,500	(3)	$0	$0
Long-Term Plan Bonus	$0	$0	$0	$190,000	(3)	$0	$0

(1)            For purposes of this disclosure, we assumed Mr. Crawford’s compensation is $425,000 base salary and EICP target bonus percentage of 60% of base salary.

(2)            Payments are contingent upon Mr. Crawford executing a separation and release agreement in the form being used by the Company at the time of termination.

(3)            Based on target bonus amounts for 2006.

Beverly C. Chell

In 2006, the Company purchased the Chell Annuity which is described in more detail on page 25.

STOCK OWNERSHIP

Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 9, 2007 by (i) each beneficial owner of more than five percent of the Company’s outstanding Common Stock, (ii) each of the Company’s directors and named executive officers, and (iii) all directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned(1)	Percentage
Beneficial Owners over 5%
KKR Associates, L.P.(2)	106,886,265	40.	34%
9 West 57th Street
New York, New York 10019
KKR 1996 GP LLC(3)	57,060,039	20.	92%
9 West 57th Street
New York, New York 10019
Marathon Asset Management Limited(4)	21,571,237	8.	14%
Glenview Capital Management, LLC(5)	18,447,827	6.	97%
Directors
David A. Bell(6)	120,000		*
Beverly C. Chell(7)	2,479,282		*
Dan Ciporin	—		*
Meyer Feldberg(8)	208,500		*
Perry Golkin(2)(3)(9)	160,112		*
H. John Greeniaus(10)	248,500		*
Dean B. Nelson(11)	3,050,000	1.	14%
Kevin Smith	—		*
Thomas C. Uger(2)(3)	—		*
Other Named Executive Officers
David Crawford(12)	498,251		*
Robert C. Metz(13)	600,000		*
Kevin J. Neary(14)	78,608		*
Steven Parr(15)	83,333		*
All directors and executive officers as a group (20 persons)	8,219,922	3.	05%

*                          Less than one percent

(1)                  For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of the Company’s Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of the Company shown as owned by certain executive officers, the executive officers have voting power but no investment power.

(2)                  Shares of Common Stock shown as owned by KKR Associates, L.P. are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., and KKR Partners II, L.P., of which KKR Associates, L.P. is the general partner and as to which it possesses sole voting and investment power. Henry R. Kravis, George R. Roberts, Perry Golkin (a director of PRIMEDIA), Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly and Scott M. Stuart, as the general partners of KKR Associates, L.P., may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates, L.P. Such persons disclaim beneficial ownership of such shares. Mr. Uger (a director of PRIMEDIA) is a limited partner of KKR Associates, L.P. and an executive of KKR. He disclaims beneficial ownership of such shares.

(3)                  Of the shares shown as owned by KKR 1996 GP LLC, 49,190,039 shares are represented by shares of the Company’s Common Stock and 7,870,000 shares are represented by warrants to purchase 7,870,000 shares of the Company’s Common Stock which are currently exercisable by the holder. The shares of Common Stock and the warrants to purchase Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Henry R. Kravis, George R. Roberts, Perry Golkin, Paul E. Raether, Michael W. Michelson, James H. Greene, Todd A. Fisher, Johannes P. Huth and Alexander Navab are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares and warrants.

(4)                  Information based solely upon Schedule 13G filed on January 16, 2007 by M.A.M. Investments Ltd., Marathon Asset Management (Services) Ltd., Marathon Asset Management LLP, William James Arah, Jeremy John Hosking and Neil Mark Ostrer (collectively the “Marathon Reporting Persons”). According to the filing, the Marathon Reporting Persons have shared dispositive power over all the shares and shared voting power over 16,151,648 shares and Mr. Hosking has sole voting and dispositive power over 450,000 shares.

(5)                  Information based solely upon Schedule 13G filed on March 22, 2007 by Glenview Capital Management , LLC, Glenview Capital GP, LLC and Lawrence M. Robbins (collectively, the “Glenview Reporting Persons”). According to the filing, the Glenview Reporting Persons have shared voting and dispositive power for all the shares.

(6)                  Of the shares shown as owned, 108,500 shares are represented by vested options to purchase Common Stock.

(7)                  Of the shares shown as owned, 10,000 shares are owned of record by Robert M. Chell, 10,000 shares are owned of record by the Robert and Beverly Chell Foundation over which Ms. Chell has shared voting and investment power and 1,872,484 shares are represented by vested options to purchase Common Stock.

(8)                  Of the shares shown as owned, 108,500 shares are represented by vested options to purchase Common Stock.

(9)                  Of the shares shown as owned, 157,112 shares are represented by shares Mr. Golkin is entitled to receive pursuant to the Directors’ Deferred Compensation Plan. See “Non-Employee Director Compensation and Benefits” on page 8 of this proxy statement for a description of the Directors’ Deferred Compensation Plan.

  (10)  Of the shares shown as owned, 133,500 shares are represented by vested options to purchase Common Stock.

  (11)  Of the shares shown as owned, 1,800,000 shares are represented by 1,800,000 options to purchase the Company’s Common Stock issued to Capstone, a consulting firm to the Company,

for services performed, which options are currently exercisable by Capstone and 1,000,000 shares are represented by shares of the Company’s Common Stock owned by Capstone. Mr. Nelson (the President, CEO and Chairman of the Board) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options and shares.

  (12)  Of the shares shown as owned, 45,000 are represented by vested options to purchase Common Stock and 81,250 shares are represented by shares of restricted Common Stock which are not yet vested.

  (13)  Of the shares shown as owned, 135,000 are represented by vested options to purchase Common Stock and 112,500 shares are represented by shares of restricted Common Stock which are not yet vested.

  (14)  Of the shares shown as owned, 71,500 shares are represented by vested options to purchase Common Stock.

  (15)  Of the shares shown as owned, all of the shares are represented by vested options to purchase Common Stock.

Equity Compensation Plan Information

The following table provides information about shares of the Company’s Common Stock that may be issued upon the exercise of options, warrants and other rights and other equity compensation under the Company’s equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders	19,663,598		$7.63	12,137,175	(1)
Equity Compensation Plans Not Approved by Security Holders(2)(3)(4)	1,800,000	(5)	$1.80
Total	21,463,598			12,137,175

(1)                  Represents 9,685,921 shares of the Company’s Common Stock which may be issued pursuant to future awards under the Plan and 2,451,254 shares issuable pursuant to the PRIMEDIA Employee Stock Purchase Plan (“ESPP”). Does not reflect 109,242 shares issued under the ESPP in January 2007 for the offering period ended December 31, 2006.

(2)                  The number of shares issuable pursuant to the Directors’ Deferred Compensation Plan is not presently determinable.

(3)                  The table does not include information for the following equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions pursuant to which there remain outstanding options or other warrants or rights (collectively, the “Assumed Plans”): Amended and Restated 1999 Non-Officer Stock Option/Stock Issuance Plan of About.com, Inc.; Glowbug.com, Inc. 2000 Stock Option/Stock Issuance Plan; Sombasa Media Inc. 1999 Stock Option Plan; 1999 Stock Option Plan of Wiseads Interactive, Inc.; About.com, Inc. Second Amended and Restated 1998 Stock Option/Stock Issuance Plan; and North Sky, Inc. (formerly Direct Connect, Inc.) 1997 Stock Option

Plan. A total of 151,431 shares of the Company’s Common Stock may be purchased under the Assumed Plans, at a weighted average price of $9.68. No further grants may be made under any Assumed Plan.

(4)                  Excludes warrants to purchase 7,870,000 shares of the Company’s Common Stock owned by KKR 1996 GP LLC. The warrants to purchase shares of the Company’s Common Stock owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., and possesses sole voting and investment power. Mr. Golkin (a director of PRIMEDIA) and eight other individuals are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such warrants.

(5)                  Represents 1,800,000 options to purchase the Company’s Common Stock issued to Capstone, a consultant of the Company, for services performed. Mr. Nelson (the President, CEO and Chairman of the Board of Directors of PRIMEDIA) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PRIMEDIA’s directors, executive officers, and persons who own more than 10% of our registered equity securities to file reports with the SEC of ownership and reports of changes in ownership of these equity securities. We assist our directors and officers by completing and filing Section 16 reports on their behalf. To our knowledge, based solely on a review of copies of such forms filed by us on behalf of these individuals as well as written certifications from these individuals, we believe that the filing requirements for these reporting persons were complied with during 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Other than the Ethics Code, the Board does not have a specific written policy regarding the review of related party transactions. The Board does, however, follow certain procedures relating to the approval of transactions involving related parties. Related parties generally include executive officers and directors, stockholders owning more than 5% of the Company’s common stock or immediate family members of any such persons. A related party transaction will be approved only if it is disclosed to the Board and is approved by a majority of the disinterested members of the Board. Prior to approving any related party transaction, the members of the Board reviewing such transaction must (i) be satisfied that they received all material facts relating to the transaction, (ii) have considered all relevant facts and circumstances available to them and (iii) have determined that the transaction is in (or not inconsistent with) the best interests of the Company’s stockholders. No director that is an interested party in a transaction may participate in the discussion or approval of such transaction. Other than as disclosed below, during fiscal year 2006, based on written representations from the executive officers and directors of the Company, there were no related party transactions.

Related Party Transactions

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. No such fees were paid in 2006. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Executives of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director’s fees.

In 2002, the Company retained Capstone to provide consulting services to the Company primarily to identify and advise on potential opportunities to reduce costs at the Company. The Company has paid Capstone fees for services performed since 2002 but in 2006, the Company did not pay Capstone any fees. Mr. Nelson, the Chairman of the Board, President and CEO of the Company, is the Chief Executive Officer of Capstone. Additionally, although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone.

The Company leases satellite transponders from PanAmSat Corporation (“PanAmSat”). Beginning in August  2004, an investment partnership associated with KKR owned more than 20% of PanAmSat. This relationship ceased during July 2006. The Company paid transponder lease fees of $825,000 through July 2006.

On July 1, 2006, the Company entered into a consulting agreement with Beverly Chell, a current director of PRIMEDIA and former Vice Chairman and General Counsel of PRIMEDIA, pursuant to which Ms. Chell is to provide certain management and legal services and strategic and financial advice as requested by the Company. As compensation for her services, Ms. Chell is paid a daily rate of $3,250. During 2006, the Company paid Ms. Chell approximately $84,000 in cash for consulting services received. The original term of the agreement expired on December 31, 2006 but the arrangement was extended to December 31, 2007 on the same terms. The Company may terminate the agreement at any time in its discretion. In addition, in 2006, the Company purchased the Chell Annuity, which is described in more detail on page 25 of this proxy statement. Ms. Chell did not participate in any discussion or approval of the Chell Annuity or her consulting agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Golkin (Chairman), Greeniaus and Uger and Ms. Chell.  Ms. Chell was appointed to the Compensation Committee on July 12, 2006. Ms. Chell

is the former Vice Chairman and General Counsel of the Company and also served as CFO during 2006. Ms. Chell retired effective June 30, 2006 and she currently serves as a consultant to the Company.

None of Messrs. Greeniaus, Golkin or Uger has been an officer or employee of the Company. Mr. Golkin is a general partner of KKR Associates and a member of KKR 1996 GP LLC, the general partners of the partnerships which own approximately 60% of the outstanding Common Stock of the Company. In such capacity, Mr. Golkin and Mr. Uger may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates and KKR 1996 GP LLC; however, each of them disclaim any beneficial ownership of such shares. See “Stock Ownership” for additional information.

PROPOSAL 2—RATIFICATION OF DELOITTE & TOUCHE LLP

The Audit Committee has recommended to the Board that Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (“Deloitte & Touche”) be appointed as the Company’s independent registered public accounting firm for fiscal year 2007. Deloitte & Touche has been our independent registered public accounting firm since our inception in 1992, and including our predecessor companies, since 1989. A representative of Deloitte & Touche will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

The Board recommends a vote “for” ratification of appointment of Deloitte & Touche LLP as PRIMEDIA’s independent registered public accounting firm.

Fees Billed to the Company by Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche for the fiscal years ended December 31, 2006 and 2005:

	Fiscal Year Ended
	2006	2005
Audit Fees(a)	$4,405,000	$6,306,000
Audit-Related Fees(b)	1,680,000	1,163,000
Total Audit and Audit-Related	6,085,000	7,469,000
Tax Fees(c)	2,388,000	532,000
All Other Fees	0	0
TOTAL FEES(a)	$8,473,000	$8,001,000

(a)            Includes fees for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with regulatory filings. Also included are fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and (ii) the effectiveness of the Company’s internal controls over financial reporting. Fees for 2005 include $1,400,000 of audit fees for fiscal year 2004 that were billed subsequent to the filing of the Company’s 2005 Proxy Statement. As a result, Audit Fees and Total Fees for services in 2005 were $4,906,000 and $6,601,000, respectively.

(b)           Includes fees for consultation on financial accounting and reporting standards, acquisition- and divestiture-related services and the audits of employee benefit plans. Fees for 2006 and 2005 include $1,046,000 and $750,000, respectively, for individual unit audits resulting from divestiture transactions. Also includes in 2006 fees of $422,000 for review of the Company’s Form 10 filing regarding the potential spin-off of CSI.

(c)            Includes tax consultation services of $2,258,000 and $532,000 in 2006 and 2005, respectively, related to the analysis of the Company’s tax attributes.

Policy on Approval of Independent Auditor Fees and Services

The services performed by Deloitte & Touche in fiscal 2006 were pre-approved by the Audit Committee in accordance with the pre-approval policy and procedures adopted by written consent of the Audit Committee dated July 3, 2003. This policy describes the permitted audit, audit-related, non-audit related (tax) and non-permitted services (all other fees) (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year audit, a description of services (“Service List”) to be performed by Deloitte & Touche in each of the Disclosure Categories must be presented to the Audit Committee for approval. In 2006, all services included on the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, and non-audit related (tax) services not included on the Service List must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, or any member of the Committee in the absence of the Chairman. In the event unexpected matters arise requiring services by Deloitte & Touche not included on the Service List, Company management may approve the services for limited amounts. In the event any of the audit-related services or non-audit related services are authorized by fewer than all members of the Audit Committee, the Chief Accounting Officer of the Company shall notify any members of the Audit Committee who did not participate in such determination of the services and fees authorized.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee consists of five independent directors. During 2006, the Committee met nine times. During such meetings, the Audit Committee met with senior management of the Company (including the Chief Financial Officer and Chief Accounting Officer) and the Company’s independent auditors, Deloitte & Touche LLP, to discuss the financial information to be included in the Company’s quarterly earnings announcements, Form 10-Qs and Form 10-K.

During the course of the fiscal year ended December 31, 2006, the Company’s management reviewed, updated and revised, when necessary, the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, which the Company completed in 2004. The Committee received periodic updates provided by management and Deloitte & Touche LLP at Audit Committee meetings held throughout the year and provided oversight and advice to management during the process. During the process, management provided the Audit Committee with, and the Audit Committee reviewed, reports from Deloitte & Touche and management on the effectiveness of the Company’s internal controls over financial reporting.

As a result of management’s evaluation of the effectiveness of its internal control over financial reporting for the fiscal year ended December 31, 2006, management identified a material weakness in the operation of the Company’s internal controls limited to the accounting for income taxes related to discontinued operations. The Audit Committee is overseeing the Company’s efforts to remediate the specifically identified material weakness and continues to oversee all of the Company’s efforts related to its internal controls over financial reporting.

The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2006. Management has the responsibility for the preparation of the Company’s financial statements and the Company’s independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the above-mentioned reviews and discussions with management, the independent auditors and the internal auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.  The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: April 24, 2007	AUDIT COMMITTEE
Meyer Feldberg (Chairman)
David A. Bell
Dan Ciporin
H. John Greeniaus
Kevin Smith

The foregoing Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost of $6,500, plus reimbursement of out-of-pocket expenses.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including certified financial statements and all other information required to be included in an annual report to stockholders, has been furnished to all persons who were stockholders of the Company on the record date for the annual meeting of stockholders.

2008 ANNUAL MEETING

To be considered for the 2008 Annual Meeting, stockholder proposals must be received by the Company no later than the close of business on December 14, 2007. All proposals must include a detailed description of the proposal, the reasons such proposal is being submitted and other information required by the SEC. Proposals should be addressed to the Secretary of the Company, 745 Fifth Avenue, New York, NY, 10151. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Secretary.

April 25, 2007

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL

https://www.proxypush.com/prm			1-866-390-5230

•	Go to the website address listed	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
	above.		•	Have your proxy card ready		•	Detach your proxy card.
•	Have your proxy card ready.		•	Follow the simple recorded		•	Return your proxy card in the
•	Follow the simple instructions			instructions.			postage-paid envelope provided.
that appear on your computer
screen.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-390-5230
CALL TOLL-FREE TO VOTE • IT’S FAST AND CONVENIENT
☐

   DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
Votes must be indicated (x) in Black or Blue ink.

1.	Election of Directors	FOR	AGAINST	ABSTAIN
☐	☐	☐
FOR all nominees ☐	WITHHOLD AUTHORITY to ☐	*EXCEPTIONS ☐	2.	To ratify and approve the selection by the Board of
listed below	vote for all nominees listed below	Directors of Deloitte & Touche LLP as independent
public accountants for the Company for the fiscal
Nominees:	01 - David A. Bell, 02 - Beverly C. Chell, 03 - Dan Ciporin,	year ending December 31, 2007.
04 - Meyer Feldberg, 05 - Perry Golkin, 06 - H. John Greeniaus,
07 - Dean B. Nelson, 08 - Kevin Smith, 09 - Thomas Uger	3.	Transact such other business as may properly come before
the meeting.
(INSTRUCTIONS: To withhold authority to vote for any
individual nominee, mark the “Exceptions” box and write that	In their discretion the Proxies are authorized to vote upon such other
nominee’s name in the space provided below).	matters as may properly come before the meeting or any
adjournment or postponement thereof.

*Exceptions	To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

SCAN LINE

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left.
In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as
Attorney, Executor, Administrator, Trustee or Guardian should give their full title

Date Share Owner sign here	Co-Owner sign here

PRIMEDIA Inc.

745 FIFTH AVENUE
NEW YORK, NEW YORK 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2007

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 23, 2007 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

(1)            To elect nine directors to the Board of Directors;

(2)            To act upon the selection of auditors for the fiscal year ending December 31, 2007; and

(3)            Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 9, 2007 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

Jason S. Thaler
Senior Vice President,
General Counsel and Secretary

PRIMEDIA Inc.

PROXY CARD

This proxy is solicited on behalf of the Board of Directors of
PRIMEDIA Inc.
for the Annual Meeting on May 23, 2007

The undersigned appoints Maureen Sheehan and Jason Thaler, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2007, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

PRIMEDIA INC.
P.O. BOX 11283
NEW YORK, N.Y. 10203-0283

(Continued, and to be signed and dated on reverse side.)

Instructions for Voting Your Proxy

PRIMEDIA Inc. is now offering stockholders three alternative ways of voting their proxies:

• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card.
We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 22, 2007.

• On a touch-tone telephone, call TOLL FREE 1-800-964-0726, 24 hours a day, 7 days a week.
• You will be asked to enter ONLY the Control Number shown below
• Have your proxy card ready, then follow the prerecorded instructions
• Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 22, 2007.

• Visit the Internet voting Website at http://proxy.georgeson.com
• Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
• You will incur only your usual Internet charges

VOTING BY MAIL

• Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE PARTICIPANTS VOTE “FOR” PROPOSALS 1 AND 2

1.	Election of the following nominees as Directors: David A. Bell, Beverly C. Chell, Dan Ciporin, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Dean B. Nelson, Kevin Smith, Thomas Uger	FOR ☐	WITHHOLD ☐	2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.				3. Transact such other business as may properly come before the meeting.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan participant’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature

Signature (if held jointly)

Date	2007

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2007

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 23, 2007 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1. To elect nine directors to the Board of Directors;

2. To act upon the selection of auditors for the fiscal year ending December 31, 2007; and

3. Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 9, 2007 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

JASON S. THALER
Senior Vice President, General Counsel and Secretary

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of

PRIMEDIA Inc.

for the Annual Meeting on May 23, 2007

The undersigned, a participant in the PRIMEDIA Thrift & Retirement Plan, appoints the Trustee of the Plan the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2007, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned plan participant. If no direction is given, this proxy will be voted in accordance with the provisions of the PRIMEDIA Thrift & Retirement Plan documents.

THIS PROXY IS CONTINUED ON THE REVERSE.

PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY

Instructions for Voting Your Proxy

PRIMEDIA Inc. is now offering stockholders three alternative ways of voting their proxies:

• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card.
We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 22, 2007.

• On a touch-tone telephone, call TOLL FREE 1-800-964-0726, 24 hours a day, 7 days a week.
• You will be asked to enter ONLY the Control Number shown below
• Have your proxy card ready, then follow the prerecorded instructions
• Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 22, 2007.

• Visit the Internet voting Website at http://proxy.georgeson.com
• Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
• You will incur only your usual Internet charges

VOTING BY MAIL

• Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE PARTICIPANTS VOTE “FOR” PROPOSALS 1 AND 2

1.	Election of the following nominees as Directors: David A. Bell, Beverly C. Chell, Dan Ciporin, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Dean B. Nelson, Kevin Smith, Thomas Uger	FOR ☐	WITHHOLD ☐	2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.				3.	Transact such other business as may properly come before the meeting.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan participant’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature

Signature (if held jointly)

Date	2007

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2007

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 23, 2007 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1. To elect nine directors to the Board of Directors;

2. To act upon the selection of auditors for the fiscal year ending December 31, 2007; and

3. Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 9, 2007 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

JASON S. THALER
Senior Vice President, General Counsel and Secretary

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of

PRIMEDIA Inc.

for the Annual Meeting on May 23, 2007

The undersigned appoints Maureen Sheehan and Jason Thaler, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2007, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

THIS PROXY IS CONTINUED ON THE REVERSE.

PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY